IMPORTANT NOTICE CONCERNING YOUR RIGHTS
                                    UNDER THE
              COVENANT TRANSPORT, INC. PROFIT SHARING & 401(k) PLAN
                               September 19, 2003

     During a recent analysis of the existing fund choices in the Covenant Transport, Inc. Profit Sharing & 401(k) Plan, both performance and compliance with fund objectives were reviewed in depth.

1. This notice is to inform you that as a result of the review, the Retirement Plan Committee has deemed it to be in the best interest of the Plan participants to delete one of the existing investment options. Effective October 21, 2003, the following fund will no longer be available as an investment election option:

                  EXISTING FUND TO BE DELETED FROM THE PLAN
                      Janus Advisor Mid-Cap Growth Fund
                      Ticker Symbol: JGRTX

If you have money invested in the above fund, you have two options:

     (A) Use PlanLine(R) at 1-888-816-4015 OR PlanLink(R) at www.suntrust.com/retirement to transfer the balance to one or more of the other investment options in your Plan prior to October 20, 2003;

                                       OR

     (B) Take no action. The balances in the deleted fund will automatically transfer on October 21, 2003, as follows:

              From: Janus Advisor Mid-Cap Growth Fund
              To:   Federated Kaufman Fund

2. As a result of these changes, you temporarily will be unable to direct or diversify investments in your individual accounts or otherwise act under the Plan (i.e. no allocations, changes, exchanges, or distributions). This period, during which you will be unable to exercise these rights otherwise available under the Plan, is called a "blackout period." Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

3. In order to properly manage this transition, there will be a blackout period for the Plan from October 21, 2003, through October 23, 2003, for all Plan participants. During the blackout period, you will be unable to access your account through PlanLine(R), PlanLink(R), or otherwise.

4. During the blackout period, you will be unable to direct or diversify the assets held in your Plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income, and investments. You also should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account.

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5. For directors and executive officers only: In addition to the restrictions set forth in this notice, during the blackout period, it shall be unlawful for you, as a director or executive officer of Covenant Transport, Inc., directly or indirectly, to purchase, sell, or otherwise acquire or transfer any shares of Class A common stock, $.01 par value of Covenant Transport, Inc., listed on the Nasdaq National Market under the symbol "CVTI," with respect to such equity security if you acquired such equity security in connection with your service or employment as a director or executive officer.

6. If you have any questions concerning this notice, you should contact PlanLine(R), SunTrust Services, P.O. Box 173764, Denver, Colorado 80217-3764, 1-888-816-4015 between 9:00 a.m. and 7:00 p.m. ET, and press "0" at any time during your call to speak with a Client Service Representative for answering questions about the blackout period.




















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